Exhibit 99.1

 STAG INDUSTRIAL ANNOUNCES FOURTH QUARTER AND YEAR END 2013 RESULTS

Boston, MA — February 12, 2014 - STAG Industrial, Inc. (the “Company”) (NYSE:STAG), a company focused on the acquisition, ownership and management of single-tenant industrial properties throughout the United States, today announced its financial and operating results for the fourth quarter and year end 2013.

In the Fourth Quarter of 2013, the Company:

•                 Generated Cash Net Operating Income (Cash NOI) of $33.4 million compared to $23.4 million for the fourth quarter of 2012, an increase of 43%.

•                 Generated Core Funds from Operations (Core FFO) of $18.9 million compared to $14.0 million for the fourth quarter of 2012, an increase of 35%. This represents $0.37 per diluted share compared to $0.33 per diluted share in the fourth quarter 2012.

•                 Generated Adjusted Funds from Operations (AFFO) of $18.1 million compared to $13.1 million for the fourth quarter of 2012, an increase of 38%.

•                 Acquired 10 buildings for a total all-in cost of approximately $96.9 million with a weighted average lease term of over five years.

•                 Added approximately 3.1 million square feet to the Company’s portfolio through these acquisitions, increasing the Company’s square footage by 8.7%, over the prior quarter.

•                 Leased over 728,000 square feet.

•                 Achieved quarter end occupancy on the Company’s portfolio of 95.6% and same store occupancy of 93.0%.

•                 Commenced paying monthly dividends on the Company’s common stock.

•                 Increased the common dividend 5% to $1.26 per share, commencing with the January 2014 dividend. The increase equates to an annualized rate of 6.2%, on the quarter ended share price of $20.39.

In 2013, the Company:

•                 Acquired 39 buildings containing approximately nine million square feet for a total all-in acquisition cost of $346 million, increasing the Company’s square footage by 31% over the year ended 2012.

•                 Renewed 59% of the 2.8 million square feet of leases due to expire in 2013.

•                 Leased approximately 3.1 million square feet consisting of 1.7 million square feet of renewals and 1.4 million square feet of new leases.

“2013 proved to be another successful year for STAG Industrial and its shareholders,” commented Ben Butcher, STAG Industrial’s Chief Executive Officer.  “The STAG team continued its execution success — purchasing accretive acquisitions, leasing space when vacant, maintaining our buildings and catering to our tenants’ needs.  Our differentiated investment thesis continues to deliver to our shareholders an attractive combination of dividend income plus growth.”

Acquisition Activity

During the fourth quarter of 2013, the Company completed the acquisition of 10 industrial buildings consisting of approximately 3.1 million square feet.

FOURTH QUARTER 2013 ACQUISITIONS

STAG Industrial, Inc.

Acq. Date	SF	Buildings	MSA	Cost (mm)
10/08/13	215,900	1	Orlando-Kissimmee-Sanford, FL	$8.1
11/06/13	209,835	1	Youngstown-Warren-Boardman, OH-PA	$8.5
11/14/13	383,500	1	Burlington, NC	$7.4
11/26/13	568,516	1	Rome, GA	$16.7
12/11/13	160,000	1	Lansing-East Lansing, MI	$7.3
12/17/13	375,785	1	Chicago-Naperville-Elgin, IL-IN-WI	$8.6
12/17/13	202,902	1	Chicago-Naperville-Elgin, IL-IN-WI	$6.0
12/17/13	126,304	1	Chicago-Naperville-Elgin, IL-IN-WI	$5.4
12/19/13	130,560	1	Knoxville, TN	$4.8
12/27/13	700,000	1	Janesville-Beloit, WI	$24.1
Total	3,073,302	10		$96.9

The Company paid approximately $96.9 million, including closing costs, for the 10 buildings acquired in the fourth quarter, bringing the total cost of buildings acquired for the year ended December 31, 2013 to $346 million. The Company’s portfolio square footage increased to 38.1 million at December 31, 2013 representing a 30% increase in square footage since December 31, 2012.

The Company has entered into contracts to acquire four additional buildings for a combined purchase price of approximately $37 million, subject to various closing conditions.  These conditions have not yet been satisfied so there can be no assurance that these transactions will be consummated.

In the fourth quarter, the Company sold a 243,000 square foot building located in Creedmoor, North Carolina for $9.5 million.

Leasing Activity and Occupancy

In the fourth quarter, the Company signed three lease renewals representing 134,000 square feet including one office lease for 60,000 square feet.  As three small leases containing approximately 107,000 square feet (our average lease is 164,000 square feet ) scheduled to expire in the fourth quarter were not renewed, the tenant retention rate for the full year was 59%, This non-renewal total is dwarfed by the approximately 594,000 square feet of new leases executed by the Company for previously vacant space.  Tenant improvements and leasing commissions for renewal industrial leases signed in the fourth quarter were $2,500 or $0.03 per sf.  Over 90% of the leasing costs on new leases relate to the new 10 year, 427,000 square foot lease executed for the Sun Prairie, Wisconsin building, a portion of which is being reimbursed on an amortized basis by the tenant.  For 2013, the rental rates on expiring leases retained increased 3.6% on a cash basis and 7.4% on a GAAP basis.

The 2013 year ended occupancy increased 50 basis points to 95.6% from 95.1% for the year ended December 31, 2012.  The Company’s occupancy rate for the fourth quarter increased to 95.6% from 94.0% at the end of the third quarter of 2013.  Quarter over quarter same store occupancy increased from 93.6% to 95.0%.  Full year over year same store occupancy decreased from 93.7% at the end of the fourth quarter of 2012 to 93.0% at the end of the fourth quarter 2013, but represented less than half of the Company’s current portfolio.

Key Financial Measures

Cash NOI for the fourth quarter of 2013, was approximately $33.4 million, an increase of 43% compared to Cash NOI in the fourth quarter of 2012 of approximately $23.4 million.

Core FFO for the fourth quarter of 2013, was approximately $18.9 million, an increase of 35% over the Core FFO of approximately $14.0 million for the fourth quarter of 2012. Core FFO per diluted share for the fourth quarter of 2013, was $0.37 as compared to $0.33 per diluted share in the fourth quarter of 2012.

AFFO was approximately $18.1 million for the fourth quarter of 2013 compared to approximately $13.1 million for the fourth quarter of 2012, an increase of 38%. Net income for the fourth quarter of 2013 was approximately $5.2 million.  Included in Net Income is depreciation and amortization expense of approximately $21.1 million.

A reconciliation of Net Income to Cash NOI, Adjusted EBITDA, Core FFO, FFO, and AFFO, all non-GAAP financial measures, appears at the end of this release.

The Company has included in a supplemental information package the results and operating statistics that reflect the activities of the Company for the three months and year ended December 31, 2013.  See below for information regarding the supplemental information package.

Financial Strength and Liquidity

As of quarter end, the Company’s net debt to annualized adjusted earnings before interest, tax, depreciation and amortization (Adjusted EBITDA) was 4.6x (compared with 5.8x at year end 2012), interest coverage based on Adjusted EBITDA was 5.8x, and the weighted average interest rate on the Company’s outstanding debt was 3.64%.  Adjusted EBITDA was calculated based on annualizing the Company’s results for the three months ended December 31, 2013.  The Company’s total debt to total enterprise value was 32% as of December 31, 2013. Enterprise value of $1.7 billion is based on the December 31, 2013 closing share price of $20.39 times 51.7 million outstanding shares and units plus $139 million of preferred equity and total debt of $556 million.

As of quarter end, the Company had approximately $556 million of debt outstanding with an average remaining term of 4.7 years.  This included $150 million under the Company’s five year unsecured term loan, which was fully drawn at December 31, 2013.  The interest rate on $100 million of this amount has been swapped at an all-in interest rate of 2.17%.  The outstanding debt balance also included $100 million drawn under the Company’s $150 million seven year unsecured term loan, which is now swapped at an all-in interest rate of 3.75%.

At quarter end, there was $81 million outstanding and $119 million of availability under the Company’s $200 million unsecured revolving credit facility. If there was no cap on the revolver capacity, the total availability would have been $218 million based on the size of the unencumbered asset pool at quarter end.

During the fourth quarter, the Company improved the terms of its unsecured revolving credit facility and five year term loan to further reduce borrowing spreads and unused fees.

Offerings

Under the “At the Market” stock offering program (ATM), the Company issued an aggregate of approximately 710,000 shares of common stock during the fourth quarter of 2013, receiving gross proceeds of approximately $15.1 million.  In 2013, the Company issued an aggregate of approximately 2.7 million shares through the ATM, receiving gross proceeds of approximately $54.7 million.

Dividends

During the fourth quarter, the Board of Directors approved a 5% increase in the Company’s annual common stock dividend from the current annual rate of $1.20 per share to $1.26 per share, commencing with the January 2014 dividend. The increase equates to a monthly dividend of $0.105 per common share per month and represents an annual distribution rate of 6.2%, based on the Company’s fourth quarter ended share pricing of $20.39 per share. A portion representing 27% of the 2013 dividend is a return of capital.  In an effort to continue its policy of sharing revenue growth with the Company’s stockholders, the Board anticipates evaluating its dividend policy periodically throughout the year.

Corporate Headquarters Relocation

On January 27, 2014, the Company completed the relocation of its corporate headquarters to One Federal Street, 23rd Floor, Boston, Massachusetts 02110.  The Company’s telephone and facsimile numbers remain the same.

Conference Call

The Company will host a conference call on Thursday, February 13, 2014, at 11:00 a.m. (Eastern Time) to discuss the financial results.  The call can be accessed live over the phone toll-free by dialing (877) 407-4018, or for international callers, (201) 689-8471.  A replay will be available shortly after the call and can be accessed by dialing (877) 870-5176, or for international callers, (858) 384-5517.  The passcode for the replay is 13574674.  The replay will be available until Thursday, February 20, 2014.

Interested parties also may listen to a simultaneous webcast of the conference call by logging on to the Company’s website at www.stagindustrial.com. The on-line replay will be available for a limited time following the call.

Supplemental Schedules

The Company has provided a supplemental information package to provide additional disclosure and financial information for the benefit of the Company’s various stakeholders.  This can be found under the “Presentations” tab in the Investor Relations section of the Company’s website at www.stagindustrial.com.

Additional information is also available on the Company’s website at www.stagindustrial.com.

CONSOLIDATED BALANCE SHEETS

STAG Industrial, Inc.

(unaudited, in thousands, except share data)

	December 31, 2013	December 31, 2012
Assets
Rental Property:
Land	$134,399	$104,656
Buildings	871,422	654,518
Tenant improvements	36,994	34,900
Building and land improvements	36,231	22,153
Less: accumulated depreciation	(71,653)	(46,175)
Total rental property, net	1,007,393	770,052
Cash and cash equivalents	6,690	19,006
Restricted cash	6,806	5,497
Tenant accounts receivable, net	13,790	9,351
Prepaid expenses and other assets	2,594	1,556
Interest rate swaps	3,924	—
Deferred financing fees, net	5,467	4,704
Leasing commissions, net	3,542	1,674
Goodwill	4,923	4,923
Due from related parties	185	806
Deferred leasing intangibles, net	214,967	187,555
Total assets	$1,270,281	$1,005,124
Liabilities and Equity
Liabilities:
Mortgage notes payable	$225,591	$229,915
Unsecured credit facility	80,500	99,300
Unsecured term loans	250,000	150,000
Accounts payable, accrued expenses and other liabilities	18,574	12,111
Interest rate swaps	—	480
Tenant prepaid rent and security deposits	8,972	5,686
Dividends and distributions payable	5,166	11,301
Deferred leasing intangibles, net	6,914	6,871
Total liabilities	$595,717	$515,664
Equity:
Preferred stock, par value $0.01 per share, 10,000,000 shares authorized
Series A, 2,760,000 shares (liquidation preference of $25.00 per share) issued and outstanding at December 31, 2013 and December 31, 2012	69,000	69,000
Series B, 2,800,000 shares (liquidation preference of $25.00 per share) issued and outstanding at December 31, 2013	70,000	—
Common stock, par value $0.01 per share, 100,000,000 shares authorized, 44,764,377 and 35,698,582 shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively	447	357
Additional paid-in capital	577,039	419,643
Common stock dividends in excess of earnings	(116,877)	(61,024)
Accumulated other comprehensive income (loss)	3,440	(371)
Total stockholders’ equity	603,049	427,605
Noncontrolling interest	71,515	61,855
Total equity	674,564	489,460
Total liabilities and equity	$1,270,281	$1,005,124

CONSOLIDATED STATEMENTS OF OPERATIONS

STAG Industrial, Inc.

(unaudited, in thousands, except share data)

	Three months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Revenue
Rental income	$32,134	$23,840	$116,344	$73,977
Tenant recoveries	4,949	2,706	16,349	8,763
Other income	335	331	1,200	1,312
Total revenue	37,418	26,877	133,893	84,052
Expenses
Property	2,938	1,953	10,634	5,983
General and administrative	4,482	4,587	17,840	14,549
Real estate taxes and insurance	3,889	2,301	13,376	6,858
Property acquisition costs	596	1,709	3,427	4,218
Depreciation and amortization	18,653	14,775	67,556	42,427
Loss on impairment	—	—	—	622
Other expenses	285	192	621	339
Total expenses	30,843	25,517	113,454	74,996
Other income (expense)
Interest income	4	2	13	19
Interest expense	(5,453)	(4,335)	(20,319)	(16,110)
Gain on interest rate swaps	—	—	—	215
Offering costs	—	—	(27)	(68)
Loss on extinguishment of debt	—	—	—	(929)
Total other income (expense)	(5,449)	(4,333)	(20,333)	(16,873)
Net income (loss) from continuing operations	$1,126	$(2,973)	$106	$(7,817)
Discontinued operations
Income (loss) attributable to discontinued operations	(757)	577	(509)	1,337
Impairment loss attributable to discontinued operations	—	—	—	(3,941)
Gain on sales of real estate	4,841	3	5,305	222
Total income (loss) attributable to discontinued operations	4,084	580	4,796	(2,382)
Net income (loss)	$5,210	$(2,393)	$4,902	$(10,199)
Less: income (loss) attributable to noncontrolling interest after preferred stock dividends	336	(615)	(620)	(3,720)
Net income (loss) attributable to STAG Industrial, Inc.	$4,874	$(1,778)	$5,522	$(6,479)
Less: preferred stock dividends	2,712	1,553	9,495	6,210
Less: amount allocated to unvested restricted stockholders	64	41	262	122
Net income (loss) attributable to common stockholders	$2,098	$(3,372)	$(4,235)	$(12,811)
Weighted average common shares outstanding — basic and diluted	44,136,797	34,964,493	42,364,125	25,046,664
Income (loss) per share — basic and diluted
Loss from continuing operations attributable to common stockholders	$(0.03)	$(0.11)	$(0.20)	$(0.44)
Income (loss) from discontinued operations attributable to common stockholders	$0.08	$0.01	$0.10	$(0.07)
Income (loss) per share — basic and diluted	$0.05	$(0.10)	$(0.10)	$(0.51)

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

STAG Industrial, Inc.

(unaudited, in thousands, except share data)

	Three months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Net income (loss)	$5,210	$(2,393)	$4,902	$(10,199)
Asset management fee income	(186)	(272)	(893)	(1,196)
General and administrative	4,482	4,587	17,840	14,549
Property acquisition costs	596	1,709	3,427	4,218
Depreciation and amortization	21,091	14,986	70,597	43,471
Interest income	(4)	(2)	(13)	(19)
Interest expense	5,453	4,335	20,319	16,269
Gain on interest rate swaps	—	—	—	(215)
Offering costs	—	—	27	68
Loss on impairment	—	—	—	4,563
Loss on extinguishment of debt	—	—	—	929
Other expenses	285	192	621	339
Gain on sales of real estate	(4,841)	(3)	(5,305)	(222)
NET OPERATING INCOME	$32,086	$23,139	$111,522	$72,555

Net operating income	$32,086	$23,139	$111,522	$72,555
Straight-line rent adjustments, net	(803)	(1,063)	(2,941)	(2,796)
Intangible amortization in rental income, net	2,144	1,356	6,544	4,837
CASH NET OPERATING INCOME	$33,427	$23,432	$115,125	$74,596

Cash net operating income	$33,427	$23,432	$115,125	$74,596
New property cash net operating income	(11,615)	(3,191)	(54,483)	(13,312)
Cash net operating income from discontinued operations	(2,542)	(799)	(3,476)	(2,577)
Termination income	—	(30)	—	(271)
SAME STORE CASH NET OPERATING INCOME (1)	$19,270	$19,412	$57,166	$58,436

Net income (loss)	$5,210	$(2,393)	$4,902	$(10,199)
Intangible amortization in rental income, net	2,144	1,356	6,544	4,837
Property acquisition costs	596	1,709	3,427	4,218
Depreciation and amortization	21,091	14,986	70,597	43,471
Interest income	(4)	(2)	(13)	(19)
Interest expense	5,453	4,335	20,319	16,269
Gain on interest rate swaps	—	—	—	(215)
Offering costs	—	—	27	68
Loss on impairment	—	—	—	4,563
Loss on extinguishment of debt	—	—	—	929
Gain on sales of real estate	(4,841)	(3)	(5,305)	(222)
ADJUSTED EBITDA	$29,649	$19,988	$100,498	$63,700

(1) Same store cash net operating income excludes termination fee income.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

STAG Industrial, Inc.

(unaudited, in thousands, except share data)

	Three months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Net income (loss)	$5,210	$(2,393)	$4,902	$(10,199)
Depreciation and amortization	21,091	14,986	70,597	43,471
Loss on impairment	—	—	—	4,563
Gain on sales of real estate	(4,841)	(3)	(5,305)	(222)
Funds from operations	$21,460	$12,590	$70,194	$37,613
Preferred stock dividends	(2,712)	(1,553)	(9,495)	(6,210)
Amount allocated to unvested restricted stockholders	(64)	(41)	(262)	(122)
Funds from operations attributable to common stockholders and unit holders	$18,684	$10,996	$60,437	$31,281

Funds from operations attributable to common stockholders and unit holders	$18,684	$10,996	$60,437	$31,281
Intangible amortization in rental income, net	2,144	1,356	6,544	4,837
Termination income	(2,500)	(30)	(2,500)	(271)
Property acquisition costs	596	1,709	3,427	4,218
Gain on interest rate swaps	—	—	—	(215)
Offering costs	—	—	27	68
Loss on extinguishment of debt	—	—	—	929
CORE FUNDS FROM OPERATIONS	$18,924	$14,031	$67,935	$40,847

Weighted average shares and units outstanding
Weighted average common shares	44,136,797	34,964,493	42,364,125	25,046,664
Weighted average restricted shares	214,389	150,114	218,934	155,488
Weighted average units	6,898,650	6,481,422	6,641,055	7,389,639
Weighted average shares and units outstanding - basic	51,249,836	41,596,029	49,224,114	32,591,791
Unvested outperformance plan	490,436	556,483	490,436	556,483
Weighted average shares and units outstanding - diluted	51,740,272	42,152,512	49,714,550	33,148,274
CORE FUNDS FROM OPERATIONS PER SHARE / UNIT - BASIC	$0.37	$0.34	$1.38	$1.26
CORE FUNDS FROM OPERATIONS PER SHARE / UNIT - DILUTED	$0.37	$0.33	$1.37	$1.23

Core funds from operations	$18,924	$14,031	$67,935	$40,847
Straight-line rent adjustments, net	(803)	(1,063)	(2,941)	(2,796)
Recurring capital expenditures	(434)	(176)	(1,374)	(438)
Lease renewal commissions and tenant improvements	(580)	(338)	(1,565)	(592)
Non-cash portion of interest expense	297	202	1,081	957
Non-cash compensation expense	743	479	2,970	1,941
ADJUSTED FUNDS FROM OPERATIONS	$18,147	$13,135	$66,106	$39,919

Non-GAAP Financial Measures

Net operating income (NOI) is defined as rental revenue, including reimbursements, less property expenses and real estate taxes, which excludes depreciation, amortization, general and administrative expenses, interest expense, interest income, gain on interest rate swaps, asset management fee income, property acquisition costs, offering costs, loss on impairment, loss on extinguishment of debt, gain on sales of real estate, and other expenses. The Company defines Cash NOI as NOI less straight-line rent adjustments and less intangible amortization in rental income. The Company considers NOI and Cash NOI to be appropriate supplemental performance measures because they reflect the operating performance of the Company’s properties and exclude certain items that are not considered to be controllable in connection with the management of the property.  However, these measures should not be viewed as alternative measures of the Company’s financial performance since they exclude expenses which could materially impact the Company’s results of operations. Further, the Company’s NOI and Cash NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI and Cash NOI.

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment write-downs of depreciable real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs and fair market value of debt adjustment) and after adjustments for unconsolidated partnerships and joint ventures.

The Company uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.  The Company also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.

The Company presents Core FFO and Adjusted FFO excluding property acquisition costs, gain on interest rate swaps, offering costs, loss on extinguishment of debt, lease termination income, and intangible amortization in rental income.  Adjusted FFO of the Company also excludes straight-line rent adjustments, non-cash portion of interest expense, non-cash compensation expense and adding recurring capital expenditures and lease renewal commissions and tenant improvements.  The Company believes that Core FFO and Adjusted FFO are useful supplemental measures regarding the Company’s operating performance as they provide a more meaningful and consistent comparison of the Company’s operating performance and allows investors to more easily compare the Company’s operating results.

However, because FFO, Core FFO and Adjusted FFO exclude depreciation and amortization and capture neither the changes in the value of the Company’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effect and could materially impact the Company’s results from operations, the utility of FFO, Core FFO and Adjusted FFO as measures of the Company’s performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO, Core FFO and Adjusted FFO may not be comparable to such other REITs’ FFO, Core FFO or Adjusted FFO.  FFO, Core FFO and Adjusted FFO should not be used as a measure of the Company’s liquidity, and are not indicative of funds available for the Company’s cash needs, including its ability to pay dividends.

The Company believes that EBITDA and Adjusted EBITDA are helpful to investors as supplemental measures of the operating performance of a real estate company because they are direct measures of the actual operating results of the Company’s industrial properties. The Company also uses these measures in ratios to compare its performance to that of its industry peers.  The Company presents

Adjusted EBITDA excluding property acquisition costs, gain on interest rate swaps, offering costs, loss on impairment, loss on extinguishment of debt, gain on sales of real estate, and intangible amortization in rental income.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “should,” “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, as updated by the Company’s subsequent reports filed with the Securities and Exchange Commission. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Source: STAG Industrial, Inc.

Contact:

STAG Industrial, Inc.
Gregory W. Sullivan, Chief Financial Officer
617-226-4987

InvestorRelations@stagindustrial.com